News Release
CONTACT:

Gregg D. Adzema	Marli Quesinberry
Executive Vice President and	Director, Investor Relations and
Chief Financial Officer	Corporate Communications
(404) 407-1116	(404) 407-1898
greggadzema@cousinsproperties.com	marliquesinberry@cousinsproperties.com

COUSINS PROPERTIES REPORTS RESULTS FOR
QUARTER ENDED SEPTEMBER 30, 2015

Highlights

•	Funds From Operations were $0.24 per share.

•	Leased or renewed 770,009 square feet of office space.

•	Same property net operating income on a cash basis was up 1.2% over the prior year.

•	Second generation net rent per square foot on a cash basis increased 14.1%.

•	Opened Emory Point Phase II, a mixed-used development in Atlanta, Georgia. The project contains 307 apartments and 45,000 square feet of retail space.

•	Signed a 15-year lease with NCR Corporation to develop an approximately 485,000 square foot headquarters building in Midtown Atlanta.

•
Entered into a pre-formation agreement with a third party to form a 50-50 joint venture to develop a 259,000 square foot office building in Charlotte, North Carolina that will be 100% leased by the joint venture partner.

•	Sold 2100 Ross, an 844,000 square foot office tower in Dallas, Texas, for $131.0 million and recognized a gain of $36.2 million.

•	Initiated a $100 million share repurchase plan and through September 30, 2015, repurchased approximately 2.0 million shares of common stock for $18.7 million.

ATLANTA (October 27, 2015) - Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the quarter ended September 30, 2015.
"During the third quarter we continued to execute our capital allocation strategy by selling our 2100 Ross office tower in Dallas, a very successful investment for Cousins, as well as announcing two new build-to-suit opportunities and initiating a share repurchase plan," said Larry Gellerstedt, Cousins' Chief Executive Officer.
Financial Results
Funds from Operations ("FFO") was $52.5 million, or $0.24 per share, for the third quarter of 2015, compared with $41.7 million, or $0.20 per share, for the third quarter of 2014. FFO was $143.6 million, or $0.66 per share, for the nine months ended September 30, 2015, compared with $113.6 million, or $0.57 per share, for the same period in 2014.
Net income available to common stockholders was $53.6 million, or $0.25 per share, for the third quarter of 2015, compared with $19.3 million, or $0.09 per share, for the third quarter of 2014. Net income available to common stockholders was $68.8 million, or $0.32 per share, for the nine months ended September 30, 2015, compared with $22.3 million, or $0.11 per share, for the same period in 2014.

2015 FFO Guidance
For the year ending December 31, 2015, the Company expects to report FFO in the range of $0.85 to $0.87 per share. This guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in this release and during our scheduled conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. This guidance also excludes the operational or capital impact of any development activity other than Research Park V, Carolina Square, and the NCR project.
The Company leaves unchanged previously provided components of its 2015 FFO guidance, except for the following:

•	General and administrative expenses of $19 million to $21 million, net of capitalized salaries.
The Company's guidance is provided for information purposes based on current plans and assumptions and is subject to change.
Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Daylight Time) on Wednesday, October 28, 2015, to discuss the results of the quarter ended September 30, 2015. The number to call for this interactive teleconference is (877) 247-1056. A replay of the conference call will be available for 14 days by dialing (877) 344-7529 and entering the passcode 10073456. The replay can be accessed on the Company's website, www.cousinsproperties.com, through the “Q3 2015 Cousins Properties Incorporated Earnings Conference Call” link on the Investor Relations page. A copy of Cousins Properties third quarter 2015 "Supplement Information" can be found in the Investor Relations section of the Company's website at www.cousinsproperties.com. The information in this update is for informational purposes based on current plans and assumptions and is subject to change. The Company undertakes no obligation to update this information.
Cousins Properties Incorporated is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.
The Consolidated Statements of Operations, Consolidated Balance Sheets, a schedule entitled Funds From Operations, which reconciles Net Income (Loss) Available to FFO, and a schedule entitled Same Property Information, which reconciles cash basis same property net operating income to rental property revenues and rental property expenses, are attached to this press release. The change in second generation net rent per square foot on a cash basis represents the aggregate net rent (base rent less operating expense reimbursements and leasing costs) paid by prior tenants compared to the aggregate net rent paid by current tenants for spaces that have been re-leased in the office portfolio. More detailed information on Net Income (Loss) Available and FFO results is included in the “Net Income and Funds From Operations - Supplemental Detail” schedule, which is included along with other supplemental information in the Company’s Current Report on Form 8-K, which the Company is furnishing to the Securities and Exchange Commission (“SEC”), and which can be viewed through the “Supplemental Information” and “SEC Filings” links on the “Investor Information & Filings” link of the Investor Relations page of the Company’s website at www.cousinsproperties.com. This information may also be obtained by calling the Company’s Investor Relations Department at (404) 407-1898.
Certain matters discussed in this news release are “forward-looking statements” within the meaning of the federal securities laws. Examples of such statements in this news release include the Company's estimated ranges of FFO per share and the assumptions related thereto. Such statements are subject to uncertainties and risk including, but not limited to, the availability and terms of capital and financing; the ability to refinance indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions and investments or from dispositions; the potential dilutive effect of common stock offerings; the failure to achieve benefits from any repurchase of the Company's common stock; the availability of buyers and adequate pricing with respect to the disposition of assets; risks related to the geographic concentration of our portfolio, including, but not limited to, metropolitan Houston and Atlanta; risk related to the industry concentration of our portfolio, including, but not limited to, the energy industy; risks and uncertainties related to national and local economic conditions, the real estate industry in general, and the commercial real estate markets in particular; changes to the Company's strategy with regard to land and other non-core holdings that require impairment losses to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, and the ability to lease newly developed and/or recently acquired space; the adverse change in the financial condition of one or more of its major tenants; volatility in interest rates and insurance rates; the availability of sufficient investment opportunities; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust; and other risks detailed from time to time in the Company’s filings with the SEC, including those described in Part I, Item 1A of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2014. The words “believes,” “expects,” “anticipates,” “estimates,” ”plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that such plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under U.S. federal securities laws.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Rental property revenues	$96,016	$86,857	$282,226	$244,375
Fee income	1,686	1,802	5,206	6,165
Other	444	439	593	4,786
	98,146	89,098	288,025	255,326
Costs and expenses:
Rental property operating expenses	41,331	38,685	120,672	109,501
Reimbursed expenses	686	783	2,514	2,703
General and administrative expenses	2,971	5,021	12,502	16,388
Interest expense	7,673	6,817	23,219	20,954
Depreciation and amortization	32,538	32,704	103,564	101,979
Acquisition and related costs	19	644	104	815
Other	175	481	873	1,936
	85,393	85,135	263,448	254,276
Income from continuing operations before taxes, unconsolidated joint ventures, and gain on sale of investment properties	12,753	3,963	24,577	1,050
Benefit (provision) for income taxes from operations	—	(1)	—	20
Income from unconsolidated joint ventures	3,716	2,030	7,088	5,343
Income from continuing operations before gain on sale of investment properties	16,469	5,992	31,665	6,413
Gain on sale of investment properties	37,145	81	37,674	1,569
Income from continuing operations	53,614	6,073	69,339	7,982
Income (loss) from discontinued operations:
Income (loss) from discontinued operations	6	348	(14)	1,806
Gain (loss) on sale from discontinued operations	—	12,993	(551)	19,372
	6	13,341	(565)	21,178
Net income	53,620	19,414	68,774	29,160
Net income attributable to noncontrolling interests	—	(92)	—	(376)
Net income attributable to controlling interests	53,620	19,322	68,774	28,784
Dividends to preferred stockholders	—	—	—	(2,955)
Preferred share original issuance costs	—	—	—	(3,530)
Net income available to common stockholders	$53,620	$19,322	$68,774	$22,299
Per common share information — basic and diluted:
Income from continuing operations attributable to controlling interest	$0.25	$0.03	$0.32	$—
Income from discontinued operations	—	0.06	—	0.11
Net income available to common stockholders	$0.25	$0.09	$0.32	$0.11
Weighted average shares — basic	216,261	209,839	216,485	200,073
Weighted average shares — diluted	216,374	$210,111	216,625	200,325
Dividends declared per common share	$0.080	$0.075	$0.240	$0.225

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Income Available to Common Stockholders	$53,620	$19,322	$68,774	$22,299
Depreciation and amortization of real estate assets:
Consolidated properties	32,123	32,473	102,353	101,361
Share of unconsolidated joint ventures	2,891	2,874	8,406	8,958
(Gain) loss on sale of depreciated properties:
Consolidated properties	(36,167)	—	(35,893)	—
Discontinued properties	—	(12,993)	—	(19,362)
Share of unconsolidated joint ventures	—	—	—	387
Funds From Operations Available to Common Stockholders	$52,467	$41,676	$143,640	$113,643
Per Common Share — Basic and Diluted:
Net Income Available	$0.25	$0.09	$0.32	$0.11
Funds From Operations	$0.24	$0.20	$0.66	$0.57
Weighted Average Shares — Basic	216,261	209,839	216,485	200,073
Weighted Average Shares — Diluted	216,374	210,111	216,625	200,325

The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.
FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and other key employees.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $385,657 and $324,543 in 2015 and 2014, respectively	$2,160,655	$2,181,684
Projects under development	53,118	91,615
Land	17,829	21,646
	2,231,602	2,294,945

Real estate assets and other assets held for sale, net of accumulated depreciation and amortization of $60,078 in 2015	50,491	—

Cash and cash equivalents	5,331	—
Restricted cash	4,486	5,042
Notes and accounts receivable, net of allowance for doubtful accounts of $1,736 and $1,643 in 2015 and 2014, respectively	9,513	10,732
Deferred rents receivable	63,738	57,939
Investment in unconsolidated joint ventures	103,470	100,498
Intangible assets, net of accumulated amortization of $96,349 and $76,050 in 2015 and 2014, respectively	131,858	163,244
Other assets	37,118	34,930
Total assets	$2,637,607	$2,667,330
Liabilities:
Notes payable	$779,570	$792,344
Accounts payable and accrued expenses	66,049	76,240
Deferred income	24,132	23,277
Intangible liabilities, net of accumulated amortization of $24,464 and $16,897 in 2015 and 2014, respectively	62,019	70,020
Other liabilities	30,407	31,991
Liabilities of real estate assets held for sale	2,843	—
Total liabilities	965,020	993,872
Commitments and contingencies	—	—
Equity:
Stockholders' investment:
Common stock, $1 par value, 350,000,000 shares authorized, 220,255,502 and 220,082,610 shares issued in 2015 and 2014, respectively	220,256	220,083
Additional paid-in capital	1,721,856	1,720,972
Treasury stock at cost, 5,584,743 and 3,570,082 shares in 2015 and 2014, respectively	(105,531)	(86,840)
Distributions in excess of cumulative net income	(163,994)	(180,757)
Total equity	1,672,587	1,673,458
Total liabilities and equity	$2,637,607	$2,667,330

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
SAME PROPERTY INFORMATION
(unaudited; in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015		2014	2015		2014
Net Operating Income - Consolidated Properties
Rental property revenues	$96,016		$86,857	$282,226		$244,375
Rental property expenses	(41,331)		(38,685)	(120,672)		(109,501)
	54,685		48,172	161,554		134,874
Net Operating Income - Discontinued Operations
Rental property revenues	—		601	4		2,923
Rental property expenses	—		(262)	(18)		(1,126)
	—		339	(14)		1,797
Net Operating Income - Unconsolidated Joint Ventures	6,131		6,601	18,103	—	19,747
Total Net Operating Income	$60,816		$55,112	$179,643		$156,418

Net Operating Income
Same Property	$44,647		$44,165	$131,841		$128,476
Non-Same Property	16,169		10,947	47,802		27,942
	$60,816		$55,112	$179,643		$156,418

Non-Cash Items
Straight-line rent	$4,623		$4,169	$16,694		$16,818
Other	1,526		1,554	4,460		4,763
	6,149		5,723	21,154		21,581
Cash Basis Property Net Operating Income
Same Property	41,088	—	40,583	119,838	—	112,031
Non-Same Property	13,579	—	8,806	38,651	—	22,806
	$54,667		$49,389	$158,489		$134,837

This schedule shows Same Property Net Operating Income and the related reconciliation to rental property revenues and rental property expenses. Net Operating Income is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. Net Operating Income, which is rental property revenues less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation and amortization are also excluded from Net Operating Income. Same Property Net Operating Income includes those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that has achieved 90% economic occupancy for each of the two periods presented or has been substantially complete and owned by the Company for each of the two periods presented and the preceding year. Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.

Cash Basis Same Property Net Operating Income represents Net Operating Income excluding straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents.